AMENDMENT NO. 6 TO INVESTOR REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 6 (the “Amendment”) is made and entered into effective as of September 8, 2006, to that certain Investor Registration Rights Agreement (the “Agreement”) dated December 19, 2005 by and among FUTUREMEDIA PLC, a corporation organized and existing under the laws of England and Wales (the “Company”) and CORNELL CAPITAL PARTNERS, LP (the “Investor”).

Recitals:

WHEREAS, on or about December 19, 2005, the Company and the Investor entered into a series of financing agreements (the “Transaction Documents”), including, without limitation the Securities Purchase Agreement, the convertible note issued thereto, and the Agreement (as defined herein), pursuant to which, among other things, the Investor agreed to advance the Company the aggregate of Two Million Five Hundred Thousand Dollars ($2,500,000) of secured convertible notes;

WHEREAS, the parties hereto desire to amend the Agreement to extend certain deadlines contained therein; and

WHEREAS, all terms in the Agreement, except as modified herein, and the terms contained in the Transaction Documents, shall remain in full force and effect.

NOW, THEREFORE, in consideration of the premises and the mutual promises, conditions and covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	The foregoing recitals are hereby incorporated herein by reference and acknowledged as true and correct by the parties hereto.

2.	Sections 2(b) of the Agreement are hereby amended and restated in their entirety to read as follows:

“(b) Effectiveness of the Initial Registration Statement. The Company shall use its commercially reasonable efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than September 22, 2006 (the “Scheduled Effective Deadline”) and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement. It shall be an event of default hereunder if the Initial Registration Statement is not filed on or before the Scheduled Filing Deadline or declared effective by the Scheduled Effective Deadline.”

[SIGNATURE PAGES TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties have signed and delivered this Amendment Agreement on the date first set forth above.

FUTUREMEDIA PLC	CORNELL CAPITAL PARTNERS, LP

By: /s/ Leonard M. Fertig	By: Yorkville Advisors, LLC
Name: Leonard M. Fertig	Its: General Partner
Title: CEO
By: /s/ Mark A. Angelo
Name: Mark A. Angelo
Title: Portfolio Manager